UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2008

PROLINK HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-25007	30-0280392

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
410 South Benson Lane

Chandler, AZ 85224
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (480) 961-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 10, 2008, ProLink Holdings Corp. (the “Company”) and its operating subsidiary, ProLink Solutions, LLC (“ProLink Solutions” and, together with the Company, the “ProLink Entities”), entered into a definitive Amended and Restated Security Agreement (the “Agreement”), by and among the ProLink Entities, Valens U.S. SPV I, LLC (“Valens U.S.”), Valens Offshore SPV I, Ltd. (“Valens Offshore”), PSource Structured Debt Limited (“PSource”), Calliope Capital Corporation (“Calliope” and, together with Valens U.S., Valens Offshore and PSource, the “Lenders”) and LV Administrative Services, Inc., as collateral agent for the Lenders (the “Agent”). The Agreement amended and restated in its entirety that certain Security Agreement, dated as of August 17, 2007, by and among the ProLink Entities and Calliope and subsequently assigned to the other Lenders (the “Original Agreement”), as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 22, 2007. The parties to the Agreement also entered into certain related ancillary documents. The loan funded on April 10, 2008.

The $12,100,000 credit facility made available under the Agreement (the “Credit Facility”), which increased the facility under the Original Agreement by an aggregate amount of $3,100,000, consists of (i) an Amended and Restated Secured Revolving Note issued to Calliope, which increased in the principal amount loaned thereunder from $5,000,000 to $6,000,000 (the “Revolver”) and (ii) a term loan (the “Term Loan”), consisting of Amended and Restated Secured Convertible Term Notes issued to each of Valens U.S., Valens Offshore and PSource, in the principal amounts of $1,465,325.27, $2,298,374.73 and $2,336,300.00, respectively (collectively, the “Term Notes”), which increased the aggregate principal amount loaned thereunder from $4,000,000 to $6,100,000. The Revolver matures on August 31, 2010, and the Term Loan matures on August 31, 2012 and requires amortization of its principal balance in 60 equal monthly payments beginning on October 1, 2008, subject to acceleration upon the occurrence of an event on default. On and after August 17, 2008, the holder shall have the right to convert any portion of the outstanding amount of principal due under the Term Loan into shares of the Company’s common stock, at a fixed conversion price per share of (a) $1.35 with respect to the first $2,100,000 of the principal amount; (b) $1.40 with respect to the next $1,333,334 of the principal amount; (c) $1.50 with respect to the next $1,333,334 of the principal amount; and (d) $1.67 with respect to the remaining $1,333,332 of the principal amount.

Pursuant to and in connection with the Agreement, the ProLink Entities granted to the Lenders a security interest in their assets and property, including a security interest in the intellectual property of the ProLink Entities in favor of the Agent, as set forth in the Amended and Restated Intellectual Property Security Agreement, by and among the ProLink Entities and the Agent. Additionally, the Company pledged to the Lenders, in favor of the Agent, its ownership interest in ProLink Solutions, pursuant to the Amended and Restated Membership Interest Pledge Agreement, by and among the ProLink Entities and the Agent.

The borrowings under the Revolver and the Term Loan will bear interest at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time plus 2.5%, subject to a floor of 9% and a cap of 13%. Upon an event of default under the loan, the ProLink Entities shall pay additional interest on the outstanding principal balance in an amount equal to 2% per month until the default is cured. The Agreement requires the Company to meet certain financial tests, including, on the last day of each fiscal quarter commencing with the fiscal quarter ending September 30, 2009: a consolidated EBITDA for the prior four fiscal quarters of not less than $5,000,000; a consolidated leverage ratio (as defined in the Agreement) not greater than 4.0 to 1.0; and a consolidated fixed charge coverage ratio (as defined in the Agreement) for the prior four fiscal quarters of not less than 1.0 to 1.0.

In connection with the Credit Facility, the ProLink Entities are required to pay an additional interest calculated at 2% of gross revenues (not including third party payments) payable in cash monthly on the 15th of each month for a period no less than 10 years, the first payment of which is due by October 15, 2008. The Company has the option to prepay this additional interest obligation. The Company shall have the option of paying 20% of such monthly amount in shares of the Company’s common stock so long as the number of such shares does not exceed 25% of the average number of shares of the Company’s common stock traded per day for the 20 consecutive trading days prior to such payment date. The number of shares shall be determined using the average closing trading price for the 20 consecutive trading days prior to such payment made. Notwithstanding the results of the preceding calculation, the Company shall have the option to pay at least ten percent of such monthly amounts in shares of the Company’s common stock.

In connection with and subject to the closing of the Credit Facility, and pursuant to a proposal letter, the Company issued to Laurus Master Fund, Ltd. (“Laurus”), in favor of the Lenders, an aggregate of 1,000,000 shares of its common stock (the “Closing Shares”). The Closing Shares will be subject to a lock-up period until September 30, 2008, during which time Closing Shares cannot be sold or otherwise transferred without the prior written consent of the Company. Additionally, for the period from October 1, 2008 until March 31, 2009, any dispositions made by Laurus and the Lenders will be subject to the volume limitations under Rule 144 of the Securities Act of 1933, as amended.

In connection with the Credit Facility, the Company entered into an amended and restated registration rights agreement (the “Amended Registration Rights Agreement”) with the Lenders, which amended and restated in its entirety that certain Registration Rights Agreement, dated as of August 17, 2007, by and among the ProLink Entities and Calliope, as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 22, 2007. Pursuant to the Amended Registration Rights Agreement, the Company will file a registration statement (the “Registration Statement”), registering for resale the Closing Shares, shares of common stock issuable upon conversion of the Term Notes and shares of common stock issuable upon exercise of the warrants issued pursuant to the Original Agreement, and use commercially reasonable efforts to cause such Registration Statement to become effective as soon as possible after filing and no later than September 27, 2008. In the event that the Registration Statement is not filed or declared effective when due, or if the Registration Statement ceases to be effective during the required period set forth in the Amended Registration Rights Agreement, for more than 20 consecutive trading days or for a period of 30 trading days in the aggregate per year, or if the Company’s common stock is not listed or quoted or is suspended from trading on any trading market for a period of three consecutive trading days without cure within 30 days of notice thereof, then in addition to any rights available to the Lenders under the Amended Registration Rights Agreement or applicable laws, the Company is required to pay to each Lender an amount in cash equal to 1% of the aggregate original principal amount of the Term Loan, calculated on a daily bais for each 30-day period, until such event is cured.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On April 10, 2008, the Company executed the Agreement, the Revolver and the Term Loan in connection with the Credit Facility, the material terms of which are described above under Item 1.01, which is hereby incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the securities issued in connection with the Credit Facility is hereby incorporated herein by reference. The securities issued were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLINK HOLDINGS CORP.

Dated: April 15, 2008	/s/ Lawrence D. Bain
Lawrence D. Bain Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1
Amended and Restated Security Agreement, by and among ProLink Holdings Corp., its operating subsidiary, ProLink Solutions LLC, Valens U.S. SPV I, LLC, Valens Offshore SPV I, Ltd., PSource Structured Debt Limited, Calliope Capital Corporation and LV Administrative Services, Inc., as collateral agent for the Lenders.

10.2	Amended and Restated Secured Revolving Note, issued by the Company to Calliope Capital Corporation.

10.3	Amended and Restated Secured Convertible Term Note, issued by the Company to Valens U.S. SPV I, LLC.

10.4	Amended and Restated Secured Convertible Term Note, issued by the Company to Valens Offshore SPV I, Ltd.

10.5	Amended and Restated Secured Convertible Term Note, issued by the Company PSource Structured Debt Limited.

10.6	Amended and Restated Intellectual Property Security Agreement, by and among by and among ProLink Holdings Corp., ProLink Solutions LLC, and LV Administrative Services, Inc.

10.7	Amended and Restated Membership Interest Pledge Agreement, by and among by and among ProLink Holdings Corp., ProLink Solutions LLC, and LV Administrative Services, Inc.

10.8
Amended and Restated Registration Rights Agreement, by and among ProLink Holdings Corp., ProLink  Solutions LLC, Valens U.S. SPV I, LLC, Valens Offshore SPV I, Ltd., PSource Structured Debt Limited and Calliope Capital Corporation.